                                                                    EXHIBIT 4(b)

                 FORM OF 3.25% REDEEMABLE CUMULATIVE CONVERTIBLE
                      PERPETUAL PREFERRED STOCK, SERIES A-2

Number: ___                                                  ____________ Shares

CUSIP NO.: ______________

  3.25% Redeemable Cumulative Convertible Perpetual Preferred Stock, Series A-2
                          (without par value per share)
                  (liquidation preference $1,000.00 per share)
                                       OF

                              CLEVELAND-CLIFFS INC

                                FACE OF SECURITY

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE ARTICLES (AS DEFINED BELOW).

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR AND TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

NONE OF THIS SECURITY, THE CONVERTIBLE SUBORDINATED DEBENTURES THAT MAY BE ISSUED IN EXCHANGE FOR THIS SECURITY AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS SECURITY OR THE CONVERTIBLE SUBORDINATED DEBENTURES HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE SECOND

ANNIVERSARY OF THE ISSUANCE HEREOF (OR A PREDECESSOR SECURITY HERETO) OR (Y) BY ANY HOLDER THAT WAS AN AFFILIATE OF THE COMPANY AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE OTHER THAN (1) TO THE COMPANY, (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY THAT IT IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS CONDUCTED IN COMPLIANCE WITH THE SECURITIES ACT.

CLEVELAND-CLIFFS INC, an Ohio corporation (the "Corporation"), hereby certifies that Cede & Co. or registered assigns (the "Holder") is the registered owner of fully paid and non-assessable shares of preferred stock of the Corporation designated the 3.25% Redeemable Cumulative Convertible Perpetual Preferred Stock, Series A-2, without par value per share and with a liquidation preference of $1,000.00 per share (the "Series A-2 Preferred Stock"). The shares of Series A-2 Preferred Stock are transferable on the books and records of the Registrar, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designation, rights, privileges, restrictions, preferences and other terms and provisions of the Series A-2 Preferred Stock represented hereby are issued and shall in all respects be subject to the provisions of the Amended Articles of Incorporation of the Corporation, as amended, dated January 20, 2004, as the same may be amended from time to time in accordance with their terms (the "Articles"). Capitalized terms used herein but not defined shall have the respective meanings given them in the Articles. The Corporation will provide a copy of the Articles to a Holder without charge upon written request to the Corporation at its principal place of business.

Reference is hereby made to select provisions of the Series A-2 Preferred Stock set forth on the reverse hereof, and to the Articles, which select provisions and the Articles shall for all purposes have the same effect as if set forth at this place.

Upon receipt of this certificate, the Holder is bound by the Articles and is entitled to the benefits thereunder.

Unless the Transfer Agent's Certificate of Authentication hereon has been properly executed, the shares of Series A-2 Preferred Stock evidenced hereby shall not be entitled to any benefit under the Articles or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, Cleveland-Cliffs Inc has executed this certificate as of the date set forth below.

                                         CLEVELAND-CLIFFS INC

                                         By: _________________________________
                                               Name:
                                               Title:

                                         By: _________________________________
                                               Name:
                                               Title:

                                         Dated: _______________

                 TRANSFER AGENT'S CERTIFICATE OF AUTHENTICATION

This is one of the certificates representing shares of Preferred Stock referred to in the within mentioned Articles.

                                         EquiServe Trust Company, N.A.
                                         as Transfer Agent

                                         By: _________________________________
                                               Name:
                                               Title: Authorized Signatory

                                         Dated: ____________________

                               REVERSE OF SECURITY

                              CLEVELAND-CLIFFS INC

3.25% Redeemable Cumulative Convertible Perpetual Preferred Stock, Series A-2

Dividends on each share of Series A-2 Preferred Stock shall be payable in cash at a rate per annum set forth on the face hereof or as provided in the Articles.

The shares of Series A-2 Preferred Stock shall be redeemable as provided in the Articles. The shares of Series A-2 Preferred Stock shall be convertible into the Corporation's Common Shares in the manner and according to the terms set forth in the Articles. Upon a Designated Event, holders of shares of Series A-2 Preferred Stock will have the right to require the Corporation to purchase such shares in the manner and according to the terms set forth in the Articles.

The Corporation shall furnish to any Holder without charge a copy of the express terms of the shares represented by this certificate and of the other classes and series of shares that the Corporation is authorized to issue within five days of receipt of written request thereof.

                                   ASSIGNMENT

    FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of
                                   Series A-2

Preferred Stock evidenced hereby to:

________________________________________________________________

________________________________________________________________

(Insert assignee's social security or tax identification number)

________________________________________________________________

(Insert address and zip code of assignee)
________________________________________________________________

________________________________________________________________

and irrevocably appoints:

________________________________________________________________

agent to transfer the shares of Series A-2 Preferred Stock evidenced hereby on the books of the Transfer Agent and Registrar. The agent may substitute another to act for him or her.

Date:  __________________

Signature:  ______________________

(Sign exactly as your name appears on the other side of this Series A-2 Preferred Stock Certificate)

Signature Guarantee: _____________________(1)

----------------
         (1) Signature must be guaranteed by an "eligible guarantor institution" (i.e., a bank, stockbroker, savings and loan association or credit union) meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                              NOTICE OF CONVERSION

                    (To be Executed by the Registered Holder
               in order to Convert the Series A-2 Preferred Stock)

The undersigned hereby irrevocably elects to convert (the "Conversion") _______ shares of 3.25% Redeemable Cumulative Convertible Perpetual Preferred Stock, Series A-2 (the "Series A-2 Preferred Stock"), represented by stock certificate No(s). __ (the "Series A-2 Preferred Stock Certificates") into Common Shares, par value $1.00 per share ("Common Shares"), of Cleveland-Cliffs Inc (the "Corporation") according to the conditions of the Amended Articles of Incorporation of the Corporation establishing the terms of the Series A-2 Preferred Stock (the "Articles"), as of the date written below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates. No fee will be charged to the holder for any conversion, except for transfer taxes, if any. A copy of each Series A-2 Preferred Stock Certificate is attached hereto (or evidence of loss, theft or destruction thereof).

The undersigned represents and warrants that all offers and sales by the undersigned of the Common Shares issuable to the undersigned upon conversion of the Series A-2 Preferred Stock shall be made pursuant to registration of the Common Shares under the Securities Act of 1933, as amended (the "Act"), or pursuant to an exemption from registration under the Act.

Any holder, upon the exercise of its conversion rights in accordance with the terms of the Articles and the Series A-2 Preferred Stock, agrees to be bound by the terms of the Registration Rights Agreement.

The Corporation is not required to issue Common Shares until the original Series A-2 Preferred Stock Certificate(s) (or evidence of loss, theft or destruction thereof) to be converted are received by the Corporation or its Transfer Agent. The Corporation shall issue and shall deliver or cause to be delivered Common Shares not later than two Business Days following receipt of the original Series A-2 Preferred Stock Certificate(s) to be converted.

Capitalized terms used but not defined herein shall have the meanings ascribed thereto in or pursuant to the Articles.

         Date of Conversion: _________________________________________
         Applicable Conversion Rate: _________________________________
         Number of shares of Convertible
                  Series A-2 Preferred Stock to be Converted:
                  ______________________________

         Number of Common
                  Shares to be Issued: ______________________________
         Signature: _________________________________________________
         Name: ______________________________________________________
         Address:(2) ________________________________________________
         Fax No.: ___________________________________________________

--------------------
         (2) Address where Common Shares and any other payments or certificates shall be sent by the Corporation.

                                                                      SCHEDULE A

                    SCHEDULE OF EXCHANGES FOR GLOBAL SECURITY

         The initial number of shares of Series A-2 Preferred Stock represented by this Global Preferred Share shall be __________. The following exchanges of a part of this Global Preferred Share have been made:

                                           Amount of      Number of shares
                  Amount of decrease      increase in      represented by
                          in           number of shares      this Global
                   number of shares     represented by     Preferred Share
     Date        represented by this         this             following           Signature of
      Of           Global Preferred    Global Preferred   such decrease or     Authorized officer
   Exchange             Share                Share            increase            of Registrar
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

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